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                                                                EXHIBIT 10(b)(v)

                               CROWN CRAFTS, INC.

                      NONSTATUTORY STOCK OPTION AGREEMENT

                      (PURSUANT TO 1995 STOCK OPTION PLAN)



         THIS AGREEMENT (the "Agreement") between Crown Crafts, Inc., a Georgia corporation (the "Company"), and ______________________________________________
("Employee") is entered into as of this ________ day of ____________ , 199___.

                                R E C I T A L S

         A. The Board of Directors of the Company (the "Board") has established the Crown Crafts, Inc. 1995 Stock Option Plan (the "Plan") in order to provide employees of the Company and its Subsidiaries with a favorable opportunity to acquire shares of the Company's stock.

         B.      Employee is employed by the Company or one of its Subsidiaries.

         C. The committee that administers the Plan (the "Committee") has determined that it is in the best interests of the Company and its shareholders to grant the option described in this Agreement to Employee as an incentive to achieve the Company's objectives through participation in its success and growth and as encouragement to remain in the employment of Company or its Subsidiaries.

         NOW, THEREFORE, it is agreed as follows:

         1. Definitions and Incorporation. This Agreement is subject to all of the provisions of the Plan as amended from time to time, and such provisions are incorporated herein by this reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings given to such terms in the Plan.

         2. Grant. The Company hereby grants to Employee the option (the "Option") to purchase all or any part of an aggregate of ______________ shares of the $1.00 par value Common Stock of the Company (the "Stock") on the terms and conditions set forth herein, pursuant to the Plan and subject to adjustment in accordance with Section 5.2 of the Plan. The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended. The Option is intended to be a Nonstatutory Stock Option.

         3. Option Price. The price to be paid for the Stock upon exercise of the Option or any part thereof shall be $______________ per share [which is equal to the Fair Market Value per share as of the date of this Agreement].

         4. Right to Exercise. Subject to the conditions set forth in this Agreement, the right to exercise the Option shall accrue in accordance with Schedule 1 attached hereto and hereby made a part hereof. Notwithstanding anything to the contrary, the Option shall be immediately
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exercisable in full upon the occurrence of a Change in Control of the Company in accordance with Section 6.6 of the Plan.

         5. Exercise. The Option may be exercised on the terms and conditions contained herein by notice to the Company at the Company's principal office. Each exercise of the Option shall be made with respect to no fewer than one hundred (100) shares unless the remaining shares which are purchasable are fewer than one hundred (100) shares. The Option price with respect to which the Option is then being exercised shall be paid in cash or check acceptable to the Company on the date of exercise or not later than ten (10) days from the date of exercise. The Option price may also be paid, in whole or in part, by delivery to the Company of Stock owned by Employee for at least 6 months and valued at Fair Market Value as of the date of exercise. If the Option is exercised by a person other than Employee, the notice of exercise of the Option shall be accompanied by proof, satisfactory to the Company, of such person's right to exercise the Option.

         6. Term. Unless sooner terminated as otherwise provided herein, the Option shall lapse and expire five (5) years from the date of this Agreement to the extent such Option has not been exercised prior to such date.

         7.      Termination of Employment.

                 (a) Termination for Cause. In the event that Employee's employment with the Company is terminated as a result of (i) Employee's gross negligence, dishonesty, malfeasance or willful misconduct with regard to the business of the Company, or (ii) Employee's indictment (or similar proceeding) for any misdemeanor with regard to the business of the Company or for any felony or for any crime involving moral turpitude, the Option shall immediately terminate and be null and void.

                 (b) Other Termination. In the event that Employee's employment with the Company terminates for any reason other than as set forth in Section 7(a), the Option may be exercised for 90 days after the date of termination of employment, but only to the extent that such Option was exercisable on the date of termination of employment and in no event after the date on which such Option would otherwise terminate pursuant to the terms of this Agreement. If Employee terminates employment by reason of death or dies after termination but while the Option could have been exercised hereunder, the Option may be exercised during such 90-day period by Employee's legatees or his personal representatives or distributees.

                 (c) Time of Termination. For the purposes of this Agreement, Employee's employment shall be deemed to have terminated on the earlier of (i) the date when Employee's service in fact terminated or (ii) the date specified in any written notice given to or received by the Employee that his or her employment was to terminate.

                 (d)      Employment by Affiliates.  For purposes of this
Section 7, Employee will be deemed employed by the Company if employed by the Company or any of its Subsidiaries.

         8. Limited Stock Appreciation Right. The Option shall include a Limited Stock Appreciation Right ("LSAR") relating to the number of shares of Stock set forth in Section 2.





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The LSAR shall be exercisable only in the event of a Change in Control of the
Company and shall be subject to the terms and conditions set forth in Article VIII of the Plan.

         9. Nontransferability of Option. The Option shall be transferable only by will or by the laws of descent and distribution and shall be exercisable during Employee's lifetime only by Employee.

         10. Withholding Taxes. In addition to and at the time of payment of the Option Price, Employee shall pay to the Company in cash or check acceptable to the Company the full amount of any federal and state withholding or other employment taxes required by any government authority to be withheld or otherwise deducted and paid by the Company in respect of such exercise. To the extent permitted by the Committee at the time of exercise, such withholding obligation may be settled by relinquishment of the number of shares of Stock with respect to which the Option is then being exercised having a Fair Market Value equal to the required withholding, or a combination of cash and shares. In the absence of such payments, Employee hereby consents that the Company may withhold the amount of such taxes from any other sums due or to become due from the Company to Employee.

         11. Securities Laws Requirements. The Option is not exercisable, in whole or in part, and the Company is not obligated to sell any shares of Stock subject to the Option, if such exercise or sale, in the opinion of counsel for the Company, would violate the Securities Act of 1933 or any other federal or state statutes having similar requirements as may be in effect at that time. Further, the Board may require as a condition of issuance of any shares pursuant to this Agreement that Employee furnish a written representation that Employee is purchasing or acquiring the shares for investment and not with a view to resale or distribution to the public, and that such Employee shall resell or distribute such shares only pursuant to a registration statement on an appropriate form under the Securities Act of 1933, as amended, or a specific exemption from the registration requirements of such Act. Further, the Board may decide, in its sole discretion, that the listing or qualification of the shares of Stock subject to the Option under any securities or other applicable laws is necessary or desirable. In such event, the Option shall not be exercisable, in whole or in part, unless and until such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

         12. Issuance of Shares. Subject to the terms of this Agreement, the Company, within ten (10) working days after proper exercise of an Option and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Company, or such other location as may be acceptable to the Company and such person, one or more certificates for the shares of Stock with respect to which the Option is exercised. Such shares shall be fully paid and nonassessable and shall be issued in the name of such person. Any fractional shares of Stock with respect to which an Option is exercised shall be settled in cash.

         13. Rights as a Shareholder. Neither Employee nor any other person entitled to exercise the Option shall have any rights as a shareholder of the Company with respect to the shares subject to the Option until a certificate for such shares has been issued upon exercise of the Option.





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         14.     Notices.  Any notice to the Company contemplated by the
Agreement shall be addressed to Crown Crafts, Inc., 1600 Riveredge Parkway, Suite 200, Atlanta, Georgia 30328 or at such other address as the Company may hereafter designate in writing, and any notice to Employee shall be addressed to him at the address on file with the Company on the date hereof or at such other address as he may hereafter designate in writing.

         15. Effective Date. The Option shall be effective as of the date on which the Option was granted by the Committee, but its exercise shall not be permitted until both parties hereto have executed this Agreement.

         16. Interpretation. The interpretation, construction, performance and enforcement of this Agreement and of the Plan shall lie within the sole discretion of the Committee, and the Committee's determinations shall be conclusive and binding on all persons.

         17. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.


                               CROWN CRAFTS, INC.


                               By:_________________________________
                               Title:______________________________



                               EMPLOYEE:


                               ____________________________________





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                                   SCHEDULE 1

                               RIGHT TO EXERCISE



Subject to the conditions set forth in this Agreement, the Option shall become exercisable with respect to one-third (1/3) of the number of shares set forth in Section 2 on each of the first three anniversaries of the date of the Agreement as follows:

                                                             May be Purchased
                 Number of Shares                            Only On and After
                 ----------------                            -----------------

                                                             First Anniversary
                 ----------------

                                                             Second Anniversary
                 ----------------

                                                             Third Anniversary
                 ----------------